Exhibit 10.1

THE GORMAN-RUPP COMPANY

2024 OMNIBUS INCENTIVE PLAN

The Gorman-Rupp Company (the “Company”), an Ohio corporation, hereby establishes and adopts the following 2024 Omnibus Incentive Plan (the “Plan”).

1. PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries and Divisions in attracting and retaining selected individuals to serve as non-employee directors, employees and other service providers who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2. DEFINITIONS

2.1 “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2 “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3 “Board” shall mean the Board of Directors of the Company.

2.4 “Cause” shall mean, with respect to a Participant, (a) the meaning ascribed to such term in any employment agreement the Participant has with the Company or any Subsidiary or Division; or (b) if no such employment agreement exists and unless otherwise defined in an applicable Award Agreement, (i) the Participant’s willful misconduct or gross negligence in the performance of the Participant’s duties to the Company and/or a Subsidiary or Division, as applicable, that has or could reasonably be expected to have a material adverse effect on the Company and/or a Subsidiary or Division, as applicable; (ii) the Participant’s willful and continued failure to perform the Participant’s duties to the Company and/or a Subsidiary or Division, as applicable, or to follow the lawful directives of the Chief Executive Officer of the Company or the Board (other than as a result of death or Disability); (iii) the Participant’s commission of, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; or (iv) the Participant’s performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s or a Subsidiary’s or Division’s property.

2.5 “Change in Control” shall have the meaning set forth in Section 11.3.

2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.

2.8 “Director” shall mean a member of the Board who is not an Employee.

2.9 “Directors’ Plan” shall mean The Gorman-Rupp Company 2016 Non-Employee Directors’ Compensation Plan, as amended from time to time.

2.10 “Disability” shall mean, unless otherwise defined in an applicable Award Agreement, (a) the Participant’s becoming disabled within the meaning of the long-term disability plan then provided by the Company or a Subsidiary or Division, as applicable, to its employees, (b) physical or mental incapacity that renders the Participant unable to perform employment services for a period of 180 consecutive days or an aggregate of 180 days in any consecutive 365-day period, or (c) as otherwise determined by the Committee in its sole discretion; provided, however, that to the extent necessary to avoid adverse tax consequences pursuant to Section 409A of the Code,

“Disability” shall have the meaning provided pursuant to Section 409A of the Code. The Committee may require such proof of Disability as the Committee in its sole and absolute discretion deems appropriate.

2.11 “Dividend Equivalents” shall have the meaning set forth in Section 12.6.

2.12 “Division” shall mean any line of business or operations of the Company or any Subsidiary that is separately identified as a “division” in the books and records of the Company.

2.13 “Effective Date” shall mean the date on which the Company’s stockholders initially approved the Plan.

2.14 “Employee” shall mean any employee of the Company, any Subsidiary or any Division and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary or any Division.

2.15 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.16 “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported or (ii) if the Shares are neither listed on a U.S. national securities exchange, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.17 “Good Reason” shall mean, with respect to any Participant, (a) the meaning ascribed to such term in any employment agreement such Participant has with the Company or any Subsidiary or Division, or (b) if no such employment agreement exists and unless otherwise defined in an applicable Award Agreement, (i) a material reduction of the Participant’s base salary; (ii) a material and adverse change to, or a material reduction of, the Participant’s duties and responsibilities; or (iii) the relocation of the Participant’s primary office to any location more than fifty (50) miles from the Participant’s then current primary office, resulting in a materially longer commute for the Participant. Notwithstanding the foregoing, the occurrence of any of the events described in the immediately preceding clauses (b)(i) through (b)(iii) above shall not constitute Good Reason unless (A) the Participant provides the Company with written notice within 90 days after the initial occurrence of any such event that the Participant believes constitutes Good Reason, (B) the Company thereafter fails to cure such event within 30 days after receipt of such notice, and (C) the Participant’s date of termination as a result of such event occurs within one year after the expiration of the cure period.

2.18 “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.19 “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.20 “Other Share-Based Award” shall have the meaning set forth in Section 6.1.

2.21 “Participant” shall mean an Employee, Director or Service Provider who is selected by the Committee to receive an Award under the Plan.

2.22 “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 7.

2.23 “Performance Cash” shall mean any cash incentives granted pursuant to Article 7 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.24 “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.25 “Performance Share” shall mean any grant pursuant to Article 7 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.26 “Performance Unit” shall mean any grant pursuant to Article 7 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.27 “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.28 “Post-CIC Entity” means any entity (or any successor or parent thereof) that effects a Change in Control pursuant to Section 11 of this Plan.

2.29 “Prior Plan” shall mean The Gorman-Rupp Company 2015 Omnibus Incentive Plan, as amended from time to time.

2.30 “Replacement RSUs” shall have the meaning set forth in Section 11.1.

2.31 “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.32 “Restricted Stock Award” shall have the meaning set forth in Section 5.1.

2.33 “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.34 “Restricted Stock Unit Award” shall have the meaning set forth in Section 5.1.

2.35 “SEC” means the Securities and Exchange Commission.

2.36 “Section 16 Individual” shall have the meaning set forth in Section 13.19.

2.37 “Service Provider” means a consultant or advisor for whom Form S-8 promulgated under the Securities Act of 1933, as amended, is available for the issuance of Company securities pursuant to the General Instructions to Form S-8, as they may be in effect from time to time.

2.38 “Shares” shall mean the shares of common stock of the Company, without par value.

2.39 “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.40 “Subsidiary” shall mean any corporation or other business entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the relevant time each of the entities other than the last entity in the unbroken chain owns stock or ownership interests possessing 50% or more of the total combined voting power of all classes of stock or ownership interests in one of the other entities in the chain.

2.41 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or any Division or with which the Company or any Subsidiary or Division combines.

2.42 “Termination of Service,” “Terminates Service,” “Termination,” or any variation thereof means a separation from service within the meaning of Treasury Regulation 1.409A-1(h).

2.43 “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable; provided, that with respect to an Award to a Director, the term “one year” with respect to a Vesting Period shall mean the period from the date of grant of such Award until the annual meeting of the Company’s shareholders occurring in the following year (provided that such Vesting Period may not be less than 50 weeks after the date of grant).

3. SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 12.2, the total number of Shares that shall be authorized for issuance and delivery with respect to Awards granted under the Plan shall be as follows:

(i) 800,000 Shares; plus

(ii) the number of unused authorized Shares available for awards under the Prior Plan and the Directors’ Plan as of the Effective Date; plus

(iii) any Shares subject to an award under the Prior Plan or the Directors’ Plan that are forfeited or which remain unpurchased or unissued upon termination or expiration of an award under the Prior Plan or the Directors’ Plan.

For the avoidance of doubt, the number of Shares available under the Prior Plan or the Directors’ Plan will not include (i) any Shares tendered to or withheld by the Company to exercise any Option, Stock Appreciation Right or other Award granted thereunder, or (ii) any Shares tendered to or withheld by the Company to satisfy any tax withholding liabilities arising from any Option or other Award granted thereunder.

(b) If any Shares subject to an Award are forfeited, an Award is forfeited, cancelled, expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, such Shares shall, to the extent of such forfeiture, expiration, cancellation, termination, cash settlement or non-issuance, be again available for grant under this Plan.

(c) In the event that (i) any Option, Stock Appreciation Right or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall count against the total number of Shares available for issuance and delivery under the Plan on a one-for-one basis. In addition, if the Company uses the proceeds of the exercise of any Option or Stock Appreciation Right to purchase additional Shares in the open market, such Shares shall not be added to the total number of Shares available for issuance and delivery under this Plan.

(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations on grants to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in paragraphs (b) and (c) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or any Division or with which the Company or any Subsidiary or any Division combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in paragraphs (b) and (c) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Directors or Service Providers prior to such acquisition or combination.

(e) Minimum Vesting Period. Notwithstanding any provision of this Plan to the contrary, the minimum vesting requirements set forth in Sections 5.4, 6.3, 7.3, 8.5 and 9.2(a) shall not apply with respect to: (i) 5% of the total number of Shares available for Awards under Section 3.1(a) of this Plan (as may be adjusted by Section 12.2 of this Plan); or (ii) any Award granted to a Director with a Vesting Period that ends as of the first annual meeting that is no less than 50 weeks following the date of grant.

3.2 Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION

4.1 Eligibility. Any Director, Employee or Service Provider shall be eligible to be selected as a Participant.

4.2 Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Directors, Employees or Service Providers to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that is consistent with the Plan’s terms and the Committee deems necessary or desirable for the administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary or Division. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(c) To the extent not inconsistent with applicable law or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to Employees or Service Providers who are not considered Section 16 Individuals (A) designate Employees or Service Providers to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such Employees or Service Providers and (C) cancel or suspend unvested Awards to such Employees or Service Providers; provided that (x) any resolution of the Committee authorizing such executive officer(s) must specify the total number of Shares subject to Awards that such executive officer(s) may so award; (y) the executive officer may not grant Awards to himself or herself; and (z) such executive officer must periodically report to the Committee information regarding the Awards granted pursuant to such delegation.

5. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

5.1 Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary or any Division as a condition precedent to the grant of Restricted Stock or Restricted Stock Units, subject to such minimum consideration as may be required by applicable law.

5.2 Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

5.3 Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares (except as otherwise provided in this Section or in an Award Agreement). A Participant who holds a Restricted Stock Unit Award shall only have those rights specifically provided for in the Award Agreement; provided, however, in no event shall the Participant have voting rights with respect to such Award. Notwithstanding anything to the contrary in this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award shall either (i) not be paid or credited or (ii) be accumulated and shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse. In addition, notwithstanding anything to the contrary in this Section, Dividend Equivalents with respect to Restricted Stock Units shall be subject to restrictions and risk of forfeiture to the same extent as such Restricted Stock Units.

5.4 Vesting Period. The Award Agreement shall specify the Vesting Period for any Restricted Stock or Restricted Stock Units granted under the Plan. Subject to Section 3.1(e) above, each Restricted Stock Award and Restricted Stock Unit Award with restrictions that lapse upon the achievement of service-based requirements or performance goals shall have a minimum Vesting Period of one year. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in an Award Agreement under such terms and conditions as the Committee shall deem appropriate; provided that the Committee may waive the minimum Vesting Period of one year only in in connection with the death or Disability of a Participant or pursuant to Sections 11.1(b) or 11.2.

5.5 Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Any such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

6. OTHER SHARE-BASED AWARDS

6.1 Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

6.2 Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding anything to the contrary in this Section, Dividend Equivalents with respect to the Shares covered by an Other Share-Based Award shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such Dividend Equivalents have been credited.

6.3 Vesting Period. The Award Agreement shall specify the Vesting Period, if any, for Other Share-Based Awards. Subject to Section 3.1(e) above, each Other Share-Based Award with restrictions that lapse upon the achievement of service-based requirements or performance goals shall have a minimum Vesting Period of one year. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in an Award Agreement under such terms and conditions as the Committee shall deem appropriate; provided that the Committee may waive the minimum Vesting Period of one year only in connection with the death or Disability of a Participant or pursuant to Sections 11.1(b) or 11.2.

6.4 Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code and terms of any non-qualified deferred compensation plan to the extent applicable.

7. PERFORMANCE AWARDS

7.1 Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.1 or such other criteria as determined by the Committee in its discretion.

7.2 Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan. Unless otherwise provided in an Award Agreement, no Performance Awards shall have Dividend Equivalent rights; provided, however, to the extent an Award Agreement does provide for Dividend Equivalent rights, such Dividend Equivalent rights shall be subject to restrictions and risk of forfeiture (including the achievement of the underlying performance goals) as the corresponding Performance Awards. The terms of Performance Awards need not be the same with respect to each Participant.

7.3 Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided that, subject to Section 3.1(e), the Vesting Period will not be less than one year. The extent to which the performance goals are achieved during the Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. The Committee may, in its sole discretion, waive the vesting, performance restrictions and any other conditions set forth in an Award Agreement under such terms and conditions as the Committee shall deem appropriate; provided that the Committee may waive the minimum Vesting Period of one year only upon the death or Disability of a Participant or pursuant to Sections 11.1(b) or 11.2

7.4 Payment. Except as provided in Article 11, as provided by the Committee or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee and as set forth in the corresponding Award Agreement (or, to the extent applicable, any non-qualified deferred compensation plan), on a deferred basis subject to the requirements of Section 409A of the Code to the extent applicable.

8. OPTIONS

8.1 Grant. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

8.2 Award Agreements. All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. No Award Agreement for Options shall provide for payment or accrual of dividends or Dividend Equivalents. No Option may be transferred for value. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

8.3 Option Price. Other than in connection with Substitute Awards that are granted in a manner that is consistent with Section 424(a) of the Code, the option price per each Share purchasable under any Option granted pursuant to this Article shall not, at any time, be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary or any Division, the option price per share shall not, at any time, be less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders or in a manner that is inconsistent with Section 409A of the Code (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

8.4 Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.

8.5 Vesting of Options. The Award Agreement shall specify the Vesting Period for Options; provided that, subject to Section 3.1(e) above, the Vesting Period shall not be less than one year. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in an Award Agreement under such terms and conditions as the Committee shall deem appropriate; provided that the Committee may waive the minimum Vesting Period of one year only upon the death or Disability of a Participant or pursuant to Sections 11.1(b) or 11.2.

8.6 Exercise of Options.

(a) The Award Agreement shall specify when Options vest and become exercisable. Vested Options granted under the Plan shall be exercised by the Participant (or by a Permitted Assignee thereof or the Participant’s executors, administrators, guardian or legal representative, to the extent provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing; provided, however, to the extent required by applicable law, that the Participant must pay in cash an amount not less than the aggregate par value (if any) of the Shares being acquired. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(c) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

8.7 Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

8.8 Incentive Stock Options. The Committee may grant Incentive Stock Options to any Employee of the Company or any Subsidiary or any Division, subject to the requirements of Section 422 of the Code, and any such Incentive Stock Option shall be designated as such in the applicable Award Agreement; provided that to the extent that a purported Incentive Stock Option does not comply with the requirements for “incentive stock options” under Code Section 422, that portion of the Stock Option shall be deemed a nonqualified stock option. No Incentive Stock

Option may be granted to a Director or other Service Provider who is not an Employee. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be equal to the number of Shares authorized for issuance and delivery with respect to Awards granted under the Plan, subject to adjustment as provided in Section 12.2. In addition, except with respect to Substitute Awards, and in compliance with Section 424(a) of the Code, no Participant may be granted Incentive Stock Options under this Plan (when combined with incentive stock options granted under any other plan of the Company or an Affiliate) that would result in Shares with an aggregate Fair Market Value (determined as of the Date of Grant) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year.

9. STOCK APPRECIATION RIGHTS

9.1 Grant and Vesting. The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion provided that, subject to Section 3.1(e) above, the Vesting Period for a Stock Appreciation Rights Award shall not be less than one year;. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in an Award Agreement under such terms and conditions as the Committee shall deem appropriate; provided that the Committee may waive the minimum Vesting Period of one year only upon the death or Disability of a Participant or pursuant to Sections 11.1(b) or 11.2.

9.2 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) When Stock Appreciation Rights vest and become exercisable, subject to the terms of this Plan.

(b) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(c) The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(d) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(e) The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less, at any time, than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards (but in compliance with Section 424(a) of the Code) or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than ten (10) years.

(f) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not otherwise expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(g) Without the approval of the Company’s stockholders or in a manner that is inconsistent with Section 409A of the Code, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

(h) Notwithstanding any provision to the contrary, no Stock Appreciation Rights Award may provide for the receipt or accrual of Dividend Equivalents with respect to the underlying Shares.

10. PERFORMANCE TERMS; INDIVIDUAL LIMITS

10.1 Performance Goals. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: sales and net sales (including growth of such sales measures); gross profit, operating income, pre-tax income, net income and earnings per share (including growth of such income measures); return on equity, total shareholder return and return on assets or net assets (including growth of such return measures); gross margin, operating income margin or net income margin (including growth of such margin measures); economic value-added models or equivalent metrics; cash flow (including operating cash flow and free cash flow) or cash flow per share (before or after dividends) (including growth of such cash flow measures); financial ratios, including those measuring liquidity, activity, profitability or leverage; competitive market metrics; the ratio of average operating working capital to sales; or any other financial, operational, strategic or performance metric determined by the Committee. In establishing performance goals, the Committee may provide that any financial factor that in whole or in part comprises any performance goal will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or that any such financial factor may be non-GAAP or that such financial factor may be adjusted to exclude any or all GAAP or non-GAAP items. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. Any performance measurement may be based on Company, business unit or divisional performance (or a combination thereof) and/or on performance as compared with that of other companies, peer groups, industry sectors or a market index. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including, without limitation, (a) acquisitions, divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company, Subsidiary, Division, business segment or business unit or not within the reasonable control of management, or (c) the cumulative effects of tax or accounting changes in accordance with GAAP.

10.2 Adjustments; Certification. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the one-year Vesting Period requirement except in the case of the death or Disability of the Participant or pursuant to Sections 11.1(b) or 11.2. The Committee must certify, in writing (which may be evidenced by the minutes of a Committee meeting), the amount of the Award for each Participant for such Performance Period before payment of the Award is made.

10.3 Limitations on Grants to Directors. In no event shall the compensation payable by the Company to a Director for services performed as a Director, including, without limitation, the grant date value (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 or any amendment or successor to such standard) of Awards, cash retainers, committee fees and other compensation, exceed $500,000 in the aggregate during any fiscal year, which limit shall be increased to $750,000 in the fiscal year of a Director’s initial service as a Director.

11. CHANGE IN CONTROL PROVISIONS

11.1 Company Remains Surviving Entity or Awards Assumed by Successor.

(a) Upon the occurrence of a Change in Control in which either (i) the Company remains the surviving entity or (ii) the Company is not the surviving entity, but the Awards granted under this Plan are Assumed (as defined in Section 11.1(c) below) by the Post-CIC Entity, any Award granted under this Plan prior to the Change in Control (including any Replacement RSUs, as defined below) shall continue to vest and become exercisable in accordance with the terms of its original Award Agreement unless, during the two-year period commencing on the date of the Change in Control:

(1) the Participant’s employment or service is involuntarily Terminated by the Company or the Post-CIC Entity, as applicable, for reasons other than for Cause; or

(2) the Participant Terminates his or her employment or service for Good Reason;

provided, however, that immediately prior to the Change in Control, any outstanding Award that would otherwise vest upon the achievement of performance goals (including, without limitation, Performance Shares and Performance Units), shall be converted into a number of restricted stock units (“Replacement RSUs”) equal to the number of Shares that would have vested upon achievement of the Award’s target goal(s), or in the case of Performance Units or other Awards that pay in cash, a number of Replacement RSUs with a value equal to the aggregate value that would be payable under such Performance Units or other cash-based Awards upon achievement of the Award’s target performance goal(s).

(b) If a Participant’s employment or service is Terminated as described in Section 11.1(a) above, (i) any outstanding Stock Options and SARs shall become fully vested and remain exercisable until the earlier of (A) the end of the original term of the Stock Option or SAR or (B) the second anniversary of the date the Termination occurs; provided that, if the Award Agreement provides for a longer period of exercisability following a Termination, then this clause (B) shall be the end of such longer period; and (ii) any restrictions that apply to Awards made to such Participant pursuant to this Plan (including any Replacement RSUs) shall lapse.

(c) For purposes of this Section 11.1, an Award shall be considered assumed by the Post-CIC Entity (“Assumed”) if all of the following conditions are met:

(1) Stock Options or SARs are converted into replacement awards in a manner that complies with Code Section 409A;

(2) Awards of Restricted Stock and Restricted Stock Units that are not subject to the achievement of performance goals are converted into replacement awards covering a number of Shares of the Post-CIC Entity, as determined in a manner subtantially similar to how the same number of Shares would be treated in the Change in Control transaction; provided that, to the extent that any portion of the consideration received by holders of Shares in the Change in Control transaction is not in the form of the common stock of the Post-CIC Entity, the number of shares covered by the replacement awards shall be based on the average of the high and low selling prices of the common stock of such Post-CIC Entity on the established stock exchange on the trading day immediately preceding the date of the Change in Control;

(3) Performance Shares, Performance Units and all other Awards subject to the achievement of performance goals are converted immediately prior to the Change in Control into Replacement RSUs (pursuant to Section 11.1(a) above) and subsequently replaced with new Restricted Stock Units for the Post-CIC Entity pursuant to Section 11.2(c) above.

(4) the replacement awards contain provisions for scheduled vesting and treatment on Termination of employment (including the definitions of Cause and Good Reason, if applicable) that are no less favorable to the Participant than the underlying Awards being replaced, and all other terms of the replacement awards (other than the security and number of shares represented by the replacement awards) are substantially similar to, or more favorable to the Participant than, the terms of the underlying Awards; and

(5) the security represented by the replacement awards, if any, is of a class that is publicly held and widely traded on an established stock exchange.

11.2 Awards Not Assumed by Successor.

(a) Upon the occurrence of a Change in Control in which the Company is not the surviving entity, any Awards made under this Plan that are not Assumed by the Post-CIC Entity shall become fully vested and exercisable on the date of the Change in Control or shall immediately vest and become immediately payable (subject to Section 11.2(e)) in accordance with their terms as if all of the performance goals had been achieved at their target levels as of the date of the Change in Control, and any restrictions that apply to such Awards shall lapse, and the following provisions of this Section 11.2 shall apply.

(b) For each Stock Option and SAR, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of Shares in the Change in Control transaction and the exercise price of the applicable Stock Option or SAR, if such difference is positive. Such payment shall be made in the form of cash, the form of consideration received by holders of Shares, or a combination of both. Any Stock Options or SARs with an exercise price that is higher than the per share consideration received by holders of Shares in connection with the Change in Control shall be cancelled for no additional consideration.

(c) The Participant shall receive the consideration (consisting of cash or other property (including securities of a successor or parent corporation), as determined by the Company) equal to the value that such Participant would have received in the Change in Control transaction had he or she been, immediately prior to such transaction, a holder of the number of Shares equal to the number of Restricted Stock Units (including Replacement RSUs) and/or Shares of Restricted Stock covered by the Award.

(d) The payments contemplated by Sections 11.2(b) and (c) shall be made at the same time as consideration is paid to the holders of Shares in connection with the Change in Control; provided that such payments are made within five (5) years following the consummation of the Change in Control and in a manner that is consistent with the requirements of Code Section 409A.

(e) Notwithstanding anything to the contrary in this Plan, if the payment or benefit constitutes a deferral of compensation under Code Section 409A, then to the extent necessary to comply with Code Section 409A, payment or delivery shall be made on the date of payment or delivery originally provided for such payment or benefit.

11.3 Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events (provided, however, that except with respect to paragraph (d) below, any definition of Change in Control in an Award Agreement may not provide that a Change in Control will occur prior to consummation or effectiveness of a change in control of the Company and may not provide that a Change in Control will occur upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company):

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary or Division, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or Division, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries or Divisions that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

12. GENERALLY APPLICABLE PROVISIONS

12.1 Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b¬3 under the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 8.3 or Section 9.2(g) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 8.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 9.2(e), or (f) increase any of the limitations in Section 10.5. The Board may not (except pursuant to Section 12.2 or in connection with a Change in Control), without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the limitations in

Section 10.5 (other than to Awards denominated in cash), the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company); provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3 Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. In no event may any Award be transferred for value. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4 Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary or any Division (including as a Director), whether by reason of death, Disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5 Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred; provided that any such deferral shall be made in a manner that is consistent with the requirements of Section 409A of the Code and the terms of any applicable non-qualified deferred compensation plan.

12.6 Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award shall be subject to restrictions and risk of forfeiture (including the achievement of performance goals) to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

13. MISCELLANEOUS

13.1 Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any executive officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2 Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary or any Division shall have the right to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Company or its Subsidiaries or its Divisions shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the maximum required tax withholding rate for the Participant (or Permitted Assignee) or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.3 Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Service Provider the right to continue in the employment or service of the Company or any Subsidiary or any Division or affect any right that the Company or any Subsidiary or any Division may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Service Provider shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Service Providers under the Plan.

13.4 Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted; provided, however, that such terms are consistent with the requirements of Section 424(a) of the Code.

13.5 Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that:

(a) In the event of a restatement of the Company’s financial statements, the Committee shall have the right to review any Award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement. If the Committee determines that based on the results of the restatement, a lesser amount or portion of an Award should have been paid or vested, it may (i) cancel all or any portion of any outstanding Awards and (ii) require the Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the period beginning twelve months preceding the date of the restatement and ending with the date of cancellation of any outstanding Awards. To the extent required by any Company policy (including the Company’s Clawback Policy, as it may be in effect from time to time) or applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, Awards shall be subject (including on a retroactive basis) to recoupment, recapture, clawback, forfeiture, repayment or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Awards). By accepting an Award hereunder, the Participant acknowledges and agrees that such policies, law, rules and regulations shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to recoupment, recapture, clawback, forfeiture, repayment and similar requirements pursuant to the terms of such policies, law, rules and regulations.

(b) If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or any Division or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary or any Division, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement.

13.6 Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, Division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary or any Division except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary (or as may be required by the terms of such plan).

13.8 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9 Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Shares are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or impermissible and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

13.10 Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12 Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Ohio, without reference to principles of conflict of laws, and construed accordingly.

13.13 Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the effective date of the Plan as provided in the first sentence of this Section. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14 Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Service Providers providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Service Providers on assignments outside their home country.

13.15 Compliance with Section 409A of the Code. This Plan and the Awards granted hereunder are intended to comply with (or be exempt from) and shall be administered in a manner that is intended to comply with (or be exempt from) Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code may be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Notwithstanding the foregoing, none of the Company, the Committee, the Board, nor any officer or employee of the Company, nor any of their respective affiliates, represents or guarantees the tax treatment of any Award under Section 409A of the Code or otherwise and shall not provide any gross-up or make-whole payment with respect to any adverse tax treatment under Section 409A of the Code or otherwise.

13.16 No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.17 Data Privacy. As a condition of acceptance of an Award, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Subsidiaries and Divisions for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Subsidiaries and Divisions hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary or any Division, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company and its Subsidiaries and Divisions may transfer the Data amongst themselves as necessary for the purpose of implementation, management and administration of the Participant’s participation in the Plan, and that the Company and its Subsidiaries and Divisions may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. The Participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Participant understands that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

13.18 Indemnity. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense (each, a “Loss”) that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided that any such Loss is not the result of such person’s gross negligence or willful misconduct; provided, further, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.19 Compliance with Section 16. With respect to Participants subject to Section 16 of the Exchange Act (“Section 16 Individuals”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Section 16 Individuals that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Section 16 Individual in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Section 16 Individual is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Section 16 Individual, to the extent permitted by law and deemed advisable by the Committee.

13.20 Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.